Exhibit 21
SUBSIDIARIES OF PARK NATIONAL CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Formation

The Park National Bank (“PNB”)	United States (federally-chartered national banking association)

Park Investments, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Delaware

Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

Park Leasing Company (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

Park Insurance Group, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

Park Title Agency, LLC. (NOTE: PNB holds 80% of voting membership interest)	Ohio

The Richland Trust Company (“Richland”)	Ohio

Richland Investments, Inc. (NOTE: is a wholly-owned subsidiary of Richland)	Delaware

Century National Bank (“Century”)	United States (federally-chartered banking association)

MFS Investments, Inc. (NOTE: is a wholly-owned subsidiary of Century)	Delaware

The First-Knox National Bank of Mount Vernon (“FKNB”)	United States (federally-chartered banking association)

Guardian Financial Services Company	Ohio

United Bank, N.A.	United States (federally-chartered banking association)

Second National Bank	United States (federally-chartered banking association)

The Security National Bank and Trust Co. (“Security National”)	United States (federally-chartered banking association)

The Citizens National Bank of Urbana	United States (federally-chartered banking association)

Park Capital Investments, Inc. (“Park Capital”)	Delaware

Park National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

Security National Capital LLC (NOTE: members are Park Capital and Security National)	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Formation

First-Knox National Capital LLC (NOTE: members are Park Capital and FKNB)	Delaware

Century National Capital LLC (NOTE: members are Park Capital and Century)	Delaware

Vision Bank	Florida

Vision Bancshares Financial Group, Inc. (NOTE: is a wholly-owned subsidiary of Vision Bank)	Alabama

Vision Bancshares Trust I (NOTE: Park holds all of the common securities as successor Depositor; floating rate preferred securities are held by institutional investors)	Delaware